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                                                                    Exhibit 32.1

                            SECTION 906 CERTIFICATION

         In connection with the Quarterly Report of GAINSCO, INC. (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof ("the Report"), I, Glenn W. Anderson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                          /s/ Glenn W. Anderson
                                          -------------------------------------
                                          Glenn W. Anderson
                                          President and Chief Executive Officer
                                          November 14, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to GAINSCO, INC. and will be retained by GAINSCO, INC. and furnished to the Securities and Exchange Commission or its staff upon request.